                                                                  EXHIBIT 10.6.3

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, made and entered into as of this ____ day of May, 2000, by and between Stilwell Financial, Inc., a Delaware corporation ("Stilwell") and Danny R. Carpenter, an individual ("Executive") to be effective on the date of the Spin-off Distribution (as defined below).

     WHEREAS, the parties expect that all of the issued and outstanding stock of Stilwell will be distributed (the "Spin-off Distribution") to the shareholders of Kansas City Southern Industries, Inc. ("KCSI") which has been the parent of Stilwell since its formation on January 23, 1998; and

     WHEREAS, Executive previously was employed by KCSI with duties primarily relating to Stilwell since its formation in 1998, and Stilwell and Executive desire for Stilwell to continue to employ Executive on the terms and conditions set forth in this Agreement and to provide an incentive to Executive to remain in the employ of Stilwell hereafter, particularly in the event of any Change in Control (as herein defined) of Stilwell or any Significant Subsidiary (as herein defined), thereby establishing and preserving continuity of management of Stilwell.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between Stilwell and Executive as follows:

     1.   Employment.  Stilwell hereby employs Executive as its Vice President
          ----------
and Secretary to serve at the pleasure of the Board of Directors of Stilwell (the "Stilwell Board") and to have such duties, powers and responsibilities as may be prescribed or delegated from time to time by the President or other officer to whom Executive reports, subject to the powers vested in the Stilwell Board and in the stockholders of Stilwell. Executive shall faithfully perform his duties under this Agreement to the best of his ability and shall devote substantially all of his working time and efforts to the business and affairs of Stilwell and its affiliates.
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     2.   Compensation.
          ------------

          (a)  Base Compensation.  Stilwell shall pay Executive as compensation
               -----------------
for his services hereunder an annual base salary at the rate of $400,000. Such rate shall not be increased prior to January 1, 2003 and shall not be reduced except as agreed by the parties or except as part of a general salary reduction program imposed by Stilwell and applicable to all officers of Stilwell.

          (b)  Incentive Compensation.  For the years 2000, 2001 and 2002,
               ----------------------
Executive shall not be entitled to participate in any Stilwell incentive compensation plan, except that Stilwell shall pay Executive a cash bonus of $400,000 within ten days after the spin-off Distribution.

     3.   Benefits and Stock Ownership.
          ----------------------------

          (a)  Benefits. During the period of his employment hereunder, Stilwell
               --------
shall provide Executive with coverage under such benefit plans and programs as are made generally available to similarly situated employees of Stilwell, provided (a) Stilwell shall have no obligation with respect to any plan or program if Executive is not eligible for coverage thereunder, and (b) Executive acknowledges that stock options and other stock and equity participation awards are granted in the discretion of the Stilwell Board or the Compensation Committee of the Stilwell Board and that Executive has no right to receive stock options or other equity participation awards or any particular number or level of stock options or other awards. In determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation-based plan provided to Executive by Stilwell, it shall be assumed that the value of Executive's annual compensation, pursuant to this Agreement, is the lower of 175% of Executive's annual base salary or $1,000,000. Executive acknowledges that all rights and benefits under benefit plans and programs shall be governed by the official text of each such plan or program and not by any

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summary or description thereof or any provision of this Agreement (except to the extent this Agreement expressly modifies such benefit plans or programs) and that Stilwell is not under any obligation to continue in effect or to fund any such plan or program, except as provided in Paragraph 7 hereof. Stilwell also shall reimburse Executive for ordinary and necessary travel and other business expenses in accordance with policies and procedures established by Stilwell.

          (b)  Stock Ownership.  During the period of his employment hereunder,
               ---------------
Executive shall retain ownership in himself or in members of his immediate family of at least a majority of the number of shares of (i) Stilwell stock received by Executive or members of his immediate family in the Distribution, and (ii) Stilwell stock acquired upon the exercise of stock options, but excluding from such number of shares any such shares transferred to Stilwell or sold to pay the purchase price upon the exercise of stock options or to pay or satisfy tax obligations resulting from such exercise.

     4.   Termination.
          -----------

          (a)  Termination by Executive.  Executive may terminate this Agreement
               ------------------------
and his employment hereunder by at least thirty (30) days advance written notice to Stilwell, except that in the event of any material breach of this Agreement by Stilwell, Executive may terminate this Agreement and his employment hereunder immediately upon notice to Stilwell.

          (b)  Death or Disability.  This Agreement and Executive's employment
               -------------------
hereunder shall terminate automatically on the death or disability of Executive, except to the extent employment is continued under Stilwell's disability plan. For purposes of this Agreement, Executive shall be deemed to be disabled if he qualifies for disability benefits under Stilwell's long-term disability plan.

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          (c)  Termination by Stilwell For Cause.  Stilwell may terminate this
               ---------------------------------
Agreement and Executive's employment "for cause" immediately upon notice to Executive. For purposes of this Agreement (except for Paragraph 7), termination "for cause" shall mean termination based upon any one or more of the following:

               (i)   Any material breach of this Agreement by Executive;

               (ii) Executive's dishonesty involving Stilwell or any subsidiary of Stilwell;

               (iii) Gross negligence or willful misconduct in the performance of Executive's duties as determined in good faith by the Stilwell Board;

               (iv) Willful failure by Executive to follow reasonable instructions of the President or other officer to whom Executive reports concerning the operations or business of Stilwell or any subsidiary of Stilwell;

               (v)   Executive's fraud or criminal activity; or

               (vi)  Embezzlement or misappropriation by Executive.

          (d)  Termination by Stilwell Other Than For Cause.
               --------------------------------------------

               (i) Stilwell may terminate this Agreement and Executive's employment other than for cause immediately upon notice to Executive, and in such event, Stilwell shall provide severance benefits to Executive in accordance with Paragraph 4(d)(ii) below.

               (ii) Unless the provisions of Paragraph 7 of this Agreement are applicable, if Executive's employment is terminated under Paragraph 4(d)(i), Stilwell shall continue, for a period of two (2) years following such termination, (a) to pay to Executive as severance pay a monthly amount equal to one-twelfth (1/12th) of the annual base salary referenced in Paragraph 2(a) above, at the rate in effect immediately prior to termination,

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     and, (b) to reimburse Executive for the cost (including state and federal income taxes payable with respect to this reimbursement) of continuing the health insurance coverage provided pursuant to this Agreement or obtaining health insurance coverage comparable to the health insurance provided pursuant to this Agreement, and obtaining coverage comparable to the life insurance provided pursuant to this Agreement, unless Executive is provided comparable health or life insurance coverage in connection with other employment. The foregoing obligations of Stilwell shall continue until the end of such two (2) year period notwithstanding the death or disability of Executive during said period (except, in the event of death, the obligation to reimburse Executive for the cost of life insurance shall not continue). In the year in which termination of employment occurs, Executive shall be eligible to receive benefits under the Stilwell Incentive Compensation Plan and the Stilwell Executive Plan (if such Plans then are in existence and Executive was entitled to participate immediately prior to termination) in accordance with the provisions of such plans then applicable, and severance pay received in such year shall be taken into account for the purpose of determining benefits, if any, under the Stilwell Incentive Compensation Plan but not under the Stilwell Executive Plan. After the year in which termination occurs, Executive shall not be entitled to accrue or receive benefits under the Stilwell Incentive Compensation Plan or the Stilwell Executive Plan with respect to the severance pay provided herein, notwithstanding that benefits under such plan then are still generally available to executive employees of Stilwell. After termination of employment, Executive shall not be entitled to accrue or receive benefits under any other employee benefit plan or program, except that Executive shall be entitled to participate in the Stilwell Employee Stock Ownership Plan and the Stilwell Section 401(k) with Profit Sharing Plan

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     Portion in the year of termination of employment only if Executive meets all requirements of such plans for participation in such year.

     5.   Non-Disclosure.  During the term of this Agreement and at all times
          --------------
after any termination of this Agreement, Executive shall not, either directly or indirectly, use or disclose any Stilwell trade secret, except to the extent necessary for Executive to perform his duties for Stilwell while an employee. For purposes of this Agreement, the term "Stilwell trade secret" shall mean any information regarding the business or activities of Stilwell or any subsidiary or affiliate, including any formula, pattern, compilation, program, device, method, technique, process, customer list, technical information or other confidential or proprietary information, that (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts of Stilwell or its subsidiary or affiliate that are reasonable under the circumstance to maintain its secrecy. In the event of any breach of this Paragraph 5 by Executive, Stilwell shall be entitled to terminate any and all remaining severance benefits under Paragraph 4(d)(ii) and shall be entitled to pursue such other legal and equitable remedies as may be available.

     6.   Duties Upon Termination; Survival.
          ---------------------------------

          (a)  Duties.  Upon termination of this Agreement by Stilwell or
               ------
Executive for any reason, Executive shall immediately return to Stilwell all Stilwell trade secrets which exist in tangible form and shall sign such written resignations from all positions as an officer, director or member of any committee or board of Stilwell and all direct and indirect subsidiaries and affiliates of Stilwell as may be requested by Stilwell and shall sign such other documents and papers relating to Executive's employment, benefits and benefit plans as Stilwell may reasonably request.

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          (b)  Survival.  The provisions of Paragraphs 5, 6(a) and 7 of this
               --------
Agreement shall survive any termination of this Agreement by Stilwell or Executive, and the provisions of Paragraph 4(d)(ii) shall survive any termination of this Agreement by Stilwell under Paragraph 4(d)(i).

     7.   Continuation of Employment Upon Change in Control of Stilwell.
          -------------------------------------------------------------

          (a)  Continuation of Employment.  Subject to the terms and conditions
               --------------------------
of this Paragraph 7, in the event of a Change in Control (as defined in Paragraph 7(d)) at any time during the term of this Agreement, Executive agrees to remain in the employ of Stilwell for a period of three years (the "Three-Year Period") from the date of such Change in Control (the "Control Change Date"). Stilwell agrees to continue to employ Executive for the Three-Year Period. During the Three-Year Period, (i) the Executive's position (including offices, titles, reporting requirements and responsibilities), authority and duties shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 12 month period immediately before the Control Change Date and (ii) the Executive's services shall be performed at the location where Executive was employed immediately before the Control Change Date or at any other location less than 40 miles from such former location. During the Three-Year Period, Stilwell shall continue to pay to Executive an annual base salary on the same basis and at the same intervals as in effect prior to the Control Change Date at a rate not less than 12 times the highest monthly base salary paid or payable to the Executive by Stilwell in respect of the 12-month period immediately before the Control Change Date.

          (b)  Benefits.  During the Three-Year Period, Executive shall be
               --------
entitled to participate, on the basis of his executive position, in each of the following Stilwell plans

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(together, the "Specified Benefits") in existence, and in accordance with the terms thereof, at the Control Change Date:

               (i) any benefit plan, and trust fund associated therewith, related to (a) life, health, dental, disability, accidental death and dismemberment insurance or accrued but unpaid vacation time, (b) profit sharing, thrift or deferred savings (including deferred compensation, such as under Section 401(k) plans), (c) retirement or pension benefits, (d) ERISA excess benefits and similar plans and (e) tax favored employee stock ownership (such as under ESOP, and Employee Stock Purchase programs); and

               (ii) any other benefit plans hereafter made generally available to executives of Executive's level or to the employees of Stilwell generally.

     In addition, Stilwell shall use its best efforts to cause all outstanding options held by Executive under any stock option plan of Stilwell or its affiliates to become immediately exercisable on the Control Change Date and to the extent that such options are not vested and are subsequently forfeited, the Executive shall receive a lump-sum cash payment within 5 days after the options are forfeited equal to the difference between the fair market value of the shares of stock subject to the non-vested, forfeited options determined as of the date such options are forfeited and the exercise price for such options. During the Three-Year Period Executive shall be entitled to participate, on the basis of his executive position, in any incentive compensation plan of Stilwell in accordance with the terms thereof at the Control Change Date; provided that if under Stilwell programs or Executive's Employment Agreement in existence immediately prior to the Control Change Date, there are written limitations on participation for a designated time period in any incentive compensation plan, such limitations shall continue after the Control Change Date to the extent so provided for prior to the Control Change Date.

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     If the amount of contributions or benefits with respect to the Specified
Benefits or any incentive compensation is determined on a discretionary basis under the terms of the Specified Benefits or any incentive compensation plan immediately prior to the Control Change Date, the amount of such contributions or benefits during the Three-Year Period for each of the Specified Benefits shall not be less than the average annual contributions or benefits for each Specified Benefit for the three plan years ending prior to the Control Change Date and, in the case of any incentive compensation plan, the amount of the incentive compensation during the Three-Year Period shall not be less than 75% of the maximum that could have been paid to the Executive under the terms of the incentive compensation plan.

          (c)  Payment.  With respect to any plan or agreement under which
               -------
Executive would be entitled at the Control Change Date to receive Specified Benefits or incentive compensation as a general obligation of Stilwell which has not been separately funded (including specifically, but not limited to, those referred to under Paragraph 7(b)(i) and (ii) above), Executive shall receive within five (5) days after such date full payment in cash (discounted to the then present value on the basis of a rate of seven percent (7%) per annum) of all amounts to which he is then entitled thereunder.

          (d)  Change in Control.  Except as provided in the last sentence of
               -----------------
this Paragraph 7(d), for purposes of this Agreement, a "Change in Control" means any one or more of the following:

               (i) the acquisition or holding by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than by Stilwell or any Subsidiary (as defined below), or any employee benefit plan of Stilwell or a Subsidiary (and other than by KCSI prior to the

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     Spin-off Distribution), of beneficial ownership (within the meaning of Rule
     13d-3 under the Exchange Act) of 20% or more of the then-outstanding common stock or the combined voting power of the then-outstanding voting securities ("Voting Power") of Stilwell; provided, however, that no Change in Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the then-outstanding common stock and Voting Power of Stilwell immediately before such acquisition, in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding common stock and Voting Power of Stilwell; or

               (ii) individuals who, as of the date of the Spin-off Distribution, constitute the Stilwell Board (the "Incumbent Board") cease for any reason to constitute at least 75% of the Stilwell Board; provided that any individual who becomes a director after the Spin-off Distribution whose election or nomination for election by the stockholders of Stilwell was approved by at least 75% of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened "election contest" relating to the election of the directors of Stilwell (as such terms are used in Rule 14a-11 under the Exchange Act) or "tender offer" (as such term is used in
     Section 14(d) of the Exchange Act) or a proposed Extraordinary Transaction (as defined below)) shall be deemed to be a member of the Incumbent Board; or

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               (iii) approval by the stockholders of Stilwell of any one or more of the following:

                     (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, an "Extraordinary Transaction") with respect to which persons who were the respective beneficial owners of the then-outstanding common stock and Voting Power of Stilwell immediately before such Extraordinary Transaction would not, if such Extraordinary Transaction were to be consummated immediately after such stockholder approval (but otherwise in accordance with the terms presented in writing to the stockholders of Stilwell for their approval), beneficially own, directly or indirectly, more than 60% of both the then-outstanding common shares and the then-outstanding Voting Power of the corporation resulting from such Extraordinary Transaction, in substantially the same proportions as their respective ownership, immediately before such Extraordinary Transaction, of the then-outstanding common stock and Voting Power of Stilwell,

                     (B) a liquidation or dissolution of Stilwell, or

                     (C) the sale or other disposition of all or substantially all of the assets of Stilwell in one transaction or a series of related transactions; or

               (iv) the sale or other disposition by Stilwell, directly or indirectly, whether by merger, consolidation, combination, lease, exchange, spin-off, split-off, or other means, of any Significant Subsidiary or any reduction in Stilwell's direct or indirect beneficial ownership of any Significant Subsidiary to less than 50% of the Voting Power of such entity.

For purposes of this Agreement, "Subsidiary" shall mean any entity of which at least 50% of the Voting Power is beneficially owned, directly or indirectly, by Stilwell and "Significant Subsidiary" shall mean (A) any Subsidiary which contributed 30% or more of the total combined revenues of Stilwell and all Subsidiaries for the prior calendar year, and (B) any one or more entities, businesses or groups of assets directly or indirectly sold or disposed of by Stilwell (within the meaning of paragraph 7(d)(iv)) within any two year period that contributed 30% of more of such total combined revenues or would have contributed such 30% based on revenues of such entities, businesses or groups of assets for the calendar year prior to their sale or disposition.

Notwithstanding the foregoing provisions of this Paragraph 7(d) to the contrary, the Spin-off Distribution shall not constitute a Change in Control.

          (e)  Termination After Control Change Date.  Notwithstanding any other
               -------------------------------------
provision of this Paragraph 7, at any time after the Control Change Date, Stilwell may terminate the employment of Executive (the "Termination"), but unless such Termination is for Cause as defined in subparagraph (g) or for disability, within five (5) days of the Termination Stilwell shall pay to Executive his full base salary through the Termination, to the extent not theretofore paid, plus a lump sum amount (the "Special Severance Payment") equal to the product (discounted to the then present value on the basis of a rate of seven percent (7%) per annum) of (i) 175% of his annual base salary specified in Paragraph 7(a) multiplied by (ii) three, and Specified Benefits (excluding any incentive compensation) to which Executive was entitled immediately prior to Termination shall continue until the end of the 3-year period ("Benefits Period") beginning on the date of Termination. If any plan pursuant to which Specified Benefits are provided immediately prior to Termination would not permit continued participation by

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Executive after Termination, then Stilwell shall pay to Executive within five
(5) days after Termination a lump sum payment equal to the amount of Specified Benefits Executive would have received under such plan if Executive had been fully vested in the average annual contributions or benefits in effect for the three plan years ending prior to the Control Change Date (regardless of any limitations based on the earnings or performance of Stilwell) and a continuing participant in such plan to the end of the Benefits Period. Following the end of the Benefits Period, Stilwell shall continue to provide to the Executive and the Executive's family the following benefits ("Post-Period Benefits"): (1) prior to the Executive's attainment of age sixty (60), health, prescription and dental benefits equivalent to those then applicable to active peer executives of Stilwell and their families, as the same may be modified from time to time, and
(2) following the Executive's attainment of age sixty (60) (and without regard to the Executive's period of service with Stilwell), health and prescription benefits equivalent to those then applicable to retired peer executives of Stilwell and their families, as the same may be modified from time to time. The cost to the Executive of such Post-Period Benefits shall not exceed the cost of such benefits to active or retired (as applicable) peer executives, as the same may be modified from time to time. Notwithstanding the preceding two sentences of this Paragraph 7(e), if the Executive is covered under any health, prescription or dental plan provided by a subsequent employer, then the corresponding type of plan coverage (i.e., health, prescription or dental) required to be provided as Post-Period Benefits under this Paragraph 7(e) shall cease. The Executive's rights under this Paragraph 7(e) shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights the Executive may have pursuant to applicable law, including without limitation continuation coverage required by Section 4980 of the Code. Nothing in this Paragraph 7(e) shall be deemed to limit in any manner the reserved right of Stilwell, in its sole and absolute discretion, to at any time amend, modify or terminate health, prescription or dental benefits for active or retired employees generally.

          (f)  Resignation After Control Change Date.  In the event of a Change
               -------------------------------------
in Control as defined in Paragraph 7(d), thereafter, upon good reason (as defined below), Executive may, at any time during the 3-year period following the Change in Control, in his sole discretion, on not less than thirty (30) days' written notice (the "Notice of Resignation") to the Secretary of Stilwell and effective at the end of such notice period, resign his employment with Stilwell (the "Resignation"). Within five (5) days of such a Resignation, Stilwell shall pay to Executive his full base salary through the effective date of such Resignation, to the extent not theretofore paid, plus a lump sum amount equal to the Special Severance Payment (computed as provided in the first sentence of Paragraph 7(e), except that for purposes of such computation all references to "Termination" shall be deemed to be references to "Resignation"). Upon Resignation of Executive, Specified Benefits to which Executive was entitled immediately prior to Resignation shall continue on the same terms and conditions as provided in Paragraph 7(e) in the case of Termination (including equivalent payments provided for therein), and Post-Period Benefits shall be provided on the same terms and conditions as provided in Paragraph 7(e) in the case of Termination. For purposes of this Agreement, "good reason" means any one or more of the following:

               (i) the assignment to the Executive of any duties which result in a material adverse change in the Executive's position (including status, offices, titles, and reporting requirements), authority, duties, or other responsibilities with Stilwell, or any other action of Stilwell which results in a material adverse change in such position, authority, duties, or responsibilities, other than an insubstantial and inadvertent action which is remedied by Stilwell promptly after receipt of notice thereof given by the Executive,

               (ii) any relocation of the Executive of more than 40 miles from the place where the Executive was located at the time of the Change in Control;

               (iii) a material reduction or elimination of any component of the Executive's rate of compensation, including (x) base salary, (y) any incentive payment or (z) benefits or prerequisites which the Executive was receiving immediately prior to a Change in Control, or;

               (iv) any failure by Stilwell to comply with any of the provisions of Paragraph 7;

A passage of time prior to delivery of the Notice of Resignation or a failure by the Executive to include in the Notice of Resignation any fact or circumstance which contributes to a showing of good reason shall not waive any right of the Executive under this Agreement or preclude the Executive from asserting such fact or circumstance in enforcing rights under this Agreement.

          (g)  Termination for Cause After Control Change Date.  Notwithstanding
               -----------------------------------------------
any other provision of this Paragraph 7, at any time after the Control Change Date, Executive may be terminated by Stilwell "for Cause." Cause means commission by the Executive of any felony or willful breach of duty by the Executive in the course of the Executive's employment, except that Cause shall not mean:

               (i)   bad judgment or negligence;

               (ii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of Stilwell (without intent of the Executive to gain, directly or indirectly, a profit to which the Executive was not legally entitled);

               (iii) any act or omission with respect to which a determination could properly have been made by the Stilwell Board that the Executive met the applicable standard of conduct for indemnification or reimbursement under Stilwell's by-laws, any applicable indemnification agreement, or applicable law, in each case in effect at the time of such act or omission; or

               (iv) any act or omission with respect to which Notice of Termination of the Executive is given more than 12 months after the earliest date on which any member of the Stilwell Board, not a party to the act or omission, knew or should have known of such act or omission.

Any Termination of the Executive's employment by Stilwell for Cause shall be communicated to the Executive by Notice of Termination.

          (h)  Gross-up for Certain Taxes.  If it is determined (by the
               --------------------------
reasonable computation of Stilwell's independent auditors, which determinations shall be certified to by such auditors and set forth in a written certificate ("Certificate") delivered to the Executive) that any benefit received or deemed received by the Executive from Stilwell pursuant to this Agreement or otherwise (collectively, the "Payments") is or will become subject to any excise tax under
Section 4999 of the Code or any similar tax payable under any United States federal, state, local or other law (such excise tax and all such similar taxes collectively, "Excise Taxes"), then Stilwell shall, immediately after such determination, pay the Executive an amount (the "Gross-up Payment") equal to the product of:

               (i)   the amount of such Excise Taxes;

     multiplied by

               (ii)  the Gross-up Multiple (as defined in Paragraph 7(k).

               The Gross-up Payment is intended to compensate the Executive for the Excise Taxes and any federal, state, local or other income or excise taxes or other taxes payable by the Executive with respect to the Gross-up Payment.

               Stilwell shall cause the preparation and delivery to the Executive of a Certificate upon request at any time. Stilwell shall, in addition to complying with this Paragraph 7(h), cause all determinations and certifications under Paragraphs 7(h)-(o) to be made as soon as reasonably possible and in adequate time to permit the Executive to prepare and file the Executive's individual tax returns on a timely basis.

          (i)  Determination by the Executive.
               -------------------------------

               (i) If Stilwell shall fail (a) to deliver a Certificate to the Executive or (b) to pay to the Executive the amount of the Gross-up Payment, if any, within 14 days after receipt from the Executive of a written request for a Certificate, or if at any time following receipt of a Certificate the Executive disputes the amount of the Gross-up Payment set forth therein, the Executive may elect to demand the payment of the amount which the Executive, in accordance with an opinion of counsel to the Executive ("Executive Counsel Opinion"), determines to be the Gross-up Payment. Any such demand by the Executive shall be made by delivery to Stilwell of a written notice which specifies the Gross-up Payment determined by the Executive and an Executive Counsel Opinion regarding such Gross-up Payment (such written notice and opinion collectively, the "Executive's Determination"). Within 14 days after delivery of the Executive's Determination to Stilwell, Stilwell shall either (a) pay the Executive the Gross-up Payment set forth in the Executive's Determination (less the portion of such amount, if any, previously paid to the Executive by Stilwell) or (b) deliver to the Executive a

     Certificate specifying the Gross-up Payment determined by Stilwell's independent auditors, together with an opinion of Stilwell's counsel ("Stilwell Counsel Opinion"), and pay the Executive the Gross-up Payment specified in such Certificate. If for any reason Stilwell fails to comply with clause (b) of the preceding sentence, the Gross-up Payment specified in the Executive's Determination shall be controlling for all purposes.

               (ii) If the Executive does not make a request for, and Stilwell does not deliver to the Executive, a Certificate, Stilwell shall, for purposes of Paragraph 7(j), be deemed to have determined that no Gross-up Payment is due.

          (j)  Additional Gross-up Amounts.  If, despite the initial conclusion
               ---------------------------
of Stilwell and/or the Executive that certain Payments are neither subject to Excise Taxes nor to be counted in determining whether other Payments are subject to Excise Taxes (any such item, a "Non-Parachute Item"), it is later determined (pursuant to subsequently-enacted provisions of the Code, final regulations or published rulings of the IRS, final IRS determination or judgment of a court of competent jurisdiction or Stilwell's independent auditors) that any of the Non-Parachute Items are subject to Excise Taxes, or are to be counted in determining whether any Payments are subject to Excise Taxes, with the result that the amount of Excise Taxes payable by the Executive is greater than the amount determined by Stilwell or the Executive pursuant to Paragraph 7(h) or Paragraph 7(i), as applicable, then Stilwell shall pay the Executive an amount (which shall also be deemed a Gross-up Payment) equal to the product of:

               (i) the sum of (a) such additional Excise Taxes and (b) any interest, fines, penalties, expenses or other costs incurred by the Executive as a result of having taken a position in accordance with a determination made pursuant to Paragraph 7(h); multiplied by

               (ii) the Gross-up Multiple.

          (k)  Gross-up Multiple.  The Gross-up Multiple shall equal a fraction,
               -----------------
the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the sum, expressed as a decimal fraction, of the rates of all federal, state, local and other income and other taxes and any Excise Taxes applicable to the Gross-up Payment; provided that, if such sum exceeds 0.8, it shall be deemed equal to 0.8 for purposes of this computation. (If different rates of tax are applicable to various portions of a Gross-up Payment, the weighted average of such rates shall be used.)

          (l)  Opinion of Counsel.  "Executive Counsel Opinion" means a legal
               ------------------
opinion of nationally recognized executive compensation counsel that there is a reasonable basis to support a conclusion that the Gross-up Payment determined by the Executive has been calculated in accord with this Paragraph 7 and applicable law. "Company Counsel Opinion" means a legal opinion of nationally recognized executive compensation counsel that (i) there is a reasonable basis to support a conclusion that the Gross-up Payment set forth in the Certificate of Stilwell's independent auditors has been calculated in accord with this Paragraph 7 and applicable law, and (ii) there is no reasonable basis for the calculation of the Gross-up Payment determined by the Executive.

          (m)  Amount Increased or Contested.  The Executive shall notify
               -----------------------------
Stilwell in writing of any claim by the IRS or other taxing authority that, if successful, would require the payment by Stilwell of a Gross-up Payment. Such notice shall include the nature of such claim and the date on which such claim is due to be paid. The Executive shall give such notice as soon as practicable, but no later than 10 business days, after the Executive first obtains actual knowledge of such claim; provided, however, that any failure to give or delay in giving such notice shall affect Stilwell's obligations under this Paragraph 7 only if and to the extent that such failure results in actual prejudice to Stilwell. The Executive shall not pay such claim less than 30 days after the Executive gives such notice to Stilwell (or, if sooner, the date on which payment of such claim is due). If Stilwell notifies the Executive in writing before the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give Stilwell any information that it reasonably requests relating to such claim;

               (ii) take such action in connection with contesting such claim as Stilwell reasonably requests in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Stilwell;

               (iii) cooperate with Stilwell in good faith to contest such claim; and

               (iv) permit Stilwell to participate in any proceedings relating to such claim; provided, however, that Stilwell shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax, including related interest and penalties, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing, Stilwell shall control all proceedings in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. The Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Stilwell shall determine; provided, however, that if Stilwell directs the Executive to pay such claim and sue for a refund, Stilwell shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify the Executive, on an after-tax basis, for any Excise Tax or income tax, including related interest or penalties, imposed with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Stilwell's control of the contest shall be limited to issues with respect to which a Gross-up Payment would be payable. The Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

          (n)  Refunds.  If, after the receipt by the Executive of an amount
               -------
advanced by Stilwell pursuant to Paragraph 7(m), the Executive receives any refund with respect to such claim, the Executive shall (subject to Stilwell's complying with the requirements of Paragraph 7(m)) promptly pay Stilwell the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by Stilwell pursuant to Paragraph 7(m), a determination is made that the Executive shall not be entitled to a full refund with respect to such claim and Stilwell does not notify the Executive in writing of its intent to contest such determination before the expiration of 30 days after such determination, then the applicable part of such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial of refund shall be controlled by Paragraph 7(m).

          (o)  Expenses.  If any dispute should arise under this Agreement after
               --------
the Control Change Date involving an effort by Executive to protect, enforce or secure rights or benefits claimed by Executive hereunder, Stilwell shall pay (promptly upon demand by Executive accompanied by reasonable evidence of incurrence) all reasonable expenses (including attorneys' fees) incurred by Executive in connection with such dispute, without regard to whether Executive prevails in such dispute except that Executive shall repay Stilwell any amounts so received if a court having jurisdiction shall make a final, nonappealable determination that Executive acted frivolously or in bad faith by such dispute. To assure Executive that adequate funds will be made available to discharge Stilwell's obligations set forth in the preceding sentence, Stilwell has established a trust and upon the occurrence of a Change in Control shall promptly deliver to the trustee of such trust to hold in accordance with the terms and conditions thereof that sum which the Stilwell Board shall have determined is reasonably sufficient for such purpose.

          (p)  Prevailing Provisions.  On and after the Control Change Date, the
               ---------------------
provisions of this Paragraph 7 shall control and take precedence over any other provisions of this Agreement which are in conflict with or address the same or a similar subject matter as the provisions of this Paragraph 7.

     8.   Mitigation and Other Employment.  After a termination of Executive's
          -------------------------------
employment pursuant to Paragraph 4(d)(i) or a Change in Control as defined in Paragraph 7(d), Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and except as otherwise specifically provided in Paragraph 4(d)(ii) with respect to health and life insurance and in Paragraph 7(e) with respect to health, prescription and dental benefits, no such other employment, if obtained, or compensation or benefits payable in connection therewith shall reduce any amounts or benefits to which Executive is entitled hereunder. Such amounts or benefits payable to Executive under this Agreement shall not be treated as damages but as severance compensation to which Executive is entitled because Executive's employment has been terminated.

     9.   Notice.  Notices and all other communications to either party pursuant
          ------
to this Agreement shall be in writing and shall be deemed to have been given when personally delivered, delivered by facsimile or deposited in the United States mail by certified or registered mail, postage prepaid, addressed, in the case of Stilwell, to Stilwell at 114 West 11th Street, Kansas City, Missouri 64105, Attention: Secretary, or, in the case of the Executive, to him at 5639 High Drive, Shawnee Mission, Kansas 66208, or to such other address as a party shall designate by notice to the other party.

     10.  Amendment.  No provision of this Agreement may be amended, modified,
          ---------
waived or discharged unless such amendment, waiver, modification or discharge is agreed to in a writing signed by Executive and the President of Stilwell. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

     11.  Successors in Interest.  The rights and obligations of Stilwell under
          ----------------------
this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of Stilwell, regardless of the manner in which such successors or assigns shall succeed to the interest of Stilwell hereunder, and this Agreement shall not be terminated by the voluntary or involuntary dissolution of Stilwell or by any merger or consolidation or acquisition involving Stilwell or upon any transfer of all or substantially all of Stilwell's assets, or terminated otherwise than in accordance with its terms. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation or other person to which such assets shall be transferred. Neither this Agreement nor any of the payments or benefits hereunder may be pledged, assigned or transferred by Executive either in whole or in part in any manner, without the prior written consent of Stilwell.

     12.  Severability.  The invalidity or unenforceability of any particular
          ------------
provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     13.  Controlling Law and Jurisdiction.  The validity, interpretation and
          --------------------------------
performance of this Agreement shall be subject to and construed under the laws of the State of Missouri, without regard to principles of conflicts of law.

     14.  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties with respect to the subject matter hereof and terminates and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the terms of Executive's employment or severance arrangements.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above stated.


                                   STILWELL FINANCIAL, INC.


                                   By_________________________________
                                   Name: _____________________________
                                   Title:_____________________________


                                   EXECUTIVE

                                   ___________________________________
                                   Danny R. Carpenter